UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2005

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 28, 2005, Pope & Talbot, Inc. (the “Company”) entered into amendments (the “Amendments”) to its Halsey pulp mill leases pursuant to which the other parties waived compliance with the financial covenants in the lease documents. The other parties include Wilmington Trust Company, as Owner Trustee and Lessor, SELCO Service Corporation, as Owner Participant, Wells Fargo Bank Northwest, as Indenture Trustee, and the various Note Purchasers.

The Halsey leases include covenants requiring maintenance of a maximum leverage ratio, a minimum net worth, and either a minimum fixed charge coverage ratio or liquidity level (the “Previous Covenants”). The Company sought covenant waivers because it expected to be out of compliance with the maximum leverage ratio and minimum net worth covenants as of December 31, 2005. The leases include an early repurchase option pursuant to which the Company may repurchase the Halsey pulp mill on January 2, 2007 for an aggregate repurchase price of $59.1 million. Exercise of the early repurchase options is financially advantageous, and the Company’s plan since originally entering into the Halsey sale/leaseback financing in 1999 has been to exercise the early repurchase options. Under the Amendments, compliance with the Previous Covenants is waived for December 31, 2005 and all subsequent compliance dates through the exercise date of the early repurchase options; provided, however, that compliance with the Previous Covenants will be required as of September 30, 2006 if the Company has not given its irrevocable notice of exercise of the early repurchase options by that date. In addition, the Amendments impose a new liquidity covenant as of December 31, 2005 and each quarter-end thereafter under which the Company must have cash balances plus borrowing availability under credit facilities totaling at least $15 million.

As conditions to the Amendments, (i) the Company entered into a mortgage pursuant to which it granted liens and security interests on its Spearfish sawmill facility as additional security for its obligations under the Halsey leases, and (ii) the Company paid certain fees and expenses of the Owner Participant, the Note Purchasers, the Owner Trustee and the Indenture Trustee.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

4.1	Second Amendment dated as of December 28, 2005 to Amended and Restated Facility Lease dated as of December 27, 2001 between the Company and Wilmington Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 3, 2006.

POPE & TALBOT, INC. Registrant

By	/s/ Richard K. Atkinson
	Name:	Richard K. Atkinson
	Title:	Vice President and Chief Financial Officer

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